Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 10, 2006, accompanying the financial statements and schedule of Salary.com, Inc. contained in the Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/    Grant Thornton LLP

Boston, Massachusetts

December 19, 2006